SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2013

FREEBUTTON, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54009	20-5982715
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

545 Second Street., #6 Encinitas, CA 92024	92024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 487-7772

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2013, FreeButton, Inc. (the “Company”) entered into an Assets and Business Acquisition Agreement (the “Acquisition Agreement”) with Media Rhythm Group, Inc. (“Media Rhythm”) to acquire all of the assets in connection to the business of Media Rhythm (the “Assets”).

Media Rhythm operates a marketing and advertising business that primarily caters to sports media such as magazines and websites. James Lynch, President, Chief Executive Officer, Secretary, and Director of the Company, is President and the sole shareholder of Media Rhythm.

Pursuant to the Acquisition Agreement, the Company purchased the Assets for $420,000 (the “Purchase Price”), and in return, issued a promissory note dated July 11, 2013 to Media Rhythm with the principal amount equal to the Purchase Price (the “Note”). Under the Note, the Purchase Price shall be paid by the Company to Media Rhythm in twenty-four (24) equal monthly installments commencing on August 1, 2013. The Note shall bear no interest. The Company may at anytime prepay all or part of the unpaid principal of the Note. The Company’s payment obligation may become accelerated upon certain events of default, including failure to make past due payment within ten (10) days of a written notice from the holder, failure to cure any involuntary insolvency or bankruptcy proceeding within ninety (90) days of the commencement of such proceeding, and filing of any voluntary bankruptcy or insolvency proceeding. Media Rhythm is entitled to the right of setoff against all or part of the unpaid and past due payments under the Note or the Acquisition Agreement.

The foregoing description of the acquisition of the Assets does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement and the Note, copies of which are filed as Exhibit 10.1 to this report and incorporated herein by reference.

Forward Looking Statements

Information set forth herein contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about each party’s efforts to implement the business combination transaction involving the Company and Media Rhythm, the benefits of the business combination transaction involving the Company and Media Rhythm, including future financial and operating results, the combined company’s plans, objectives, expectations (financial or otherwise) and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; uncertainty of the expected financial performance of the Company following completion of the proposed transaction; the Company’s ability to achieve the cost savings and synergies contemplated by the transaction within the expected time frame; disruption from the transaction making it more difficult to maintain relationships with customers or employees; and general economic conditions that are less favorable than expected. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, on July 11, 2013, we completed the acquisition of the Assets of Media Rhythm pursuant to the Acquisition Agreement and the Note. The disclosure in Item 1.01 of this report is incorporated herein by reference in its entirety. The Purchase Price was determined using the discounted cash flow method.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 above, we issued the Note to Media Rhythm in exchange for the Assets of Media Rhythm. The disclosure in Item 1.01 of this report is incorporated herein by reference in its entirety.

Item 7.01 Regulation FD Disclosure.

On July 11, 2013, we issued a press release announcing the entry into the Acquisition Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired

The Company intends to file the audited financial statements for the two most recent fiscal years and any interim periods for Media Rhythm by amendment to this Current Report on Form 8-K no later than 71 calendar days after July 17, 2013.

(b) Pro Forma Financial Information.

The Company intends to file the unaudited pro forma combined financial information of the Company by amendment to this Current Report on Form 8-K no later than 71 calendar days after July 17, 2013.

(d) Exhibits.

10.1	Assets and Business Acquisition Agreement between the Company and Media Rhythm, dated July 11, 2013.
99.1	Press Release of FreeButton, Inc. announcing acquisition of the Assets of Media Rhythm (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FreeButton, Inc. By: /s/ James Edward Lynch, Jr. Name: James Edward Lynch, Jr. Title: President and Chief Executive Officer Dated: August 1, 2013